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                                                                    EXHIBIT 23.7

                    DONALDSON, LUFKIN & JENRETTE LETTERHEAD

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated June 8, 1998, to the Board of Directors of Claremont Technology Group, Inc. (the "Company") as Annex C to the Joint Proxy Statement/Prospectus relating to the merger of the Company with a subsidiary of Complete Business Solutions, Inc., and (ii) all references to DLJ in the sections captioned Summary -- "Opinions of Financial Advisors" and The Merger -- "Opinion of Claremont's Financial Advisor" of the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                               SECURITIES CORPORATION

                                          By:           PETER B. POND

                                          --------------------------------------

New York, New York
June 8, 1998